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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 19, 2001                                                                                    July 19, 2001
_______________________________________________________________
(Date of earliest event reported)
PUGET ENERGY, INC.
(Exact name of registrant as specified in its charter)
-----------------------------
Commission File Number 1-16305
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Washington                                                                                  91-1969407
(State or other jurisdiction of                                                         (IRS Employer
incorporation or organization)                                                Identification No.)
411 - 108th Avenue N.E., Bellevue, Washington 980/04-5515
(Address of principal executive offices)
(425) 454-6363
(Registrant's telephone number, including area code)
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ITEM 5. Other Events

Puget Energy reports second-quarter 2001 results

Bellevue, Wash. (July 17, 2001) Puget Energy (NYSE: PSD) today reported 2001 second-quarter income for common stock of $22.9 million, or 26 cents per diluted share compared to income for common stock for the second quarter of 2000 of $25.1 million, or 29 cents per diluted share.

Income for common stock for the twelve months ended June 30, 2001 was $176.8 million, or $2.05 per diluted share, compared to income f $180.6 million, or $2.12 per diluted share for the same period one year ago.

“Despite continuing poor hydro conditions in the Northwest and unscheduled outages at certain of our generating facilities, our company delivered expected financial results through the first half of 2001,” said William S. Weaver, chairman, president and CEO of Puget Energy. “Our focus on efficiency and service in the utility distribution business, coupled with success in energy supply initiatives, again served us well.”

Looking toward the remainder of the year, Weaver added, “The recent, hastily thought-out Federal Energy and Regulatory Commission implementation of price caps in 11 western states, including Washington, late in the second quarter, creates challenges for load-serving utilities like Puget Sound Energy. The extremely low level of the price caps, coupled with implementation discretion vested with the California Independent System Operator, produce an environment which is discouraging construction of new generation and working to the disadvantage of customers of the load-serving utilities that have planned adequately for their customers’ needs. We and others will be working to remedy the shortcomings of the FERC price-cap order.”

FACTORS IN SECOND-QUARTER RESULTS

Operating revenues for the three-month period were $935.4 million, up from $538.8 million for the same period in 2000. Increased revenues reflect increased wholesale and other market-priced electric sales prices and increased natural gas revenues. Increased costs of purchased electricity, fuel for electric generation and purchased natural gas contributed to higher total operating expenses of $863.8 million, up from $475.7 million a year ago.

Earnings for the second quarter of 2001 were adversely impacted by a severe regional drought affecting hydropower and unscheduled outages at company-owned generating facilities, both of which contributed to increases in fuel and purchased power costs.

Utility operations and maintenance expenses of $65.4 million, compared to $58.4 million in 2000, increased primarily due to costs related to the Personal Energy Management™ energy-efficiency program, expenses associated with maintenance and repairs for the company’s combustion turbines and budgeted increases in non-production operations and maintenance costs.

FACTORS IN 12-MONTH RESULTS

Operating revenues for the 12-month period were $4.3 billion, up from $2.2 billion for the same period in 2000. Twelve-month revenues and costs for 2001 were affected by the same factors as the quarter, as well as increased volumes of wholesale electric sales.

OTHER

With the adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), which became effective January 1, 2001, Puget Energy is required to mark to market certain of its electric and natural gas sales and purchase contracts (those contracts which have been determined to be derivative financial instruments because of their terms). Derivative contracts that have been classified as cash-flow hedges are marked to market through other comprehensive income (in terms of value, a substantial portion of the company’s contracts affected by SFAS No. 133 meets those criteria). Derivative contracts that do not qualify as cash-flow hedges are required to be marked to market though the income statement.

The financial statements for the twelve months ended 2001 reflect the charge (and related reserve) for adoption of SFAS No. 133 as of January 1, 2001. The second quarter and twelve months ended 2001 financial statements also reflect the impact of changes since January 1, 2001 in the market value of derivatives outstanding at June 30, 2001. Substantially all of the underlying contracts giving rise to the income statement charges will be fulfilled in 2001 and the reserves established under SFAS No. 133 reversed. In the second quarter, the company’s non-regulated utility-services subsidiary, InfrastruX Group, obtained a $150 million credit facility from a group of banks which will facilitate its business plan of acquiring construction and maintenance companies to serve the utility industry. During the second quarter, InfrastruX acquired three companies serving the Mid-Atlantic region, bringing the total number of acquisitions to six. With these acquisitions, InfrastruX expects annualized revenues of nearly $200 million.

SECOND-QUARTER EARNINGS ANALYST TELECONFERENCE

A conference call for analysts to discuss the second- quarter results with management is scheduled at 7:00 a.m. PDT, (10 a.m. EDT) Thursday, July 19, 2001. The call will be broadcast live through a Web cast at www.pse.com in the Investors Web page. The Web cast will be archived and available for replay following the live call.

PUGET ENERGY -- SUMMARY INCOME STATEMENT

(In thousands, except per-share amounts)

                                                               3 months ended 6/30 (1)                         12 months ended 6/30
                                                               2001               2000                       2001              2000 (2)

       Operating revenues
    Electric                                              $  719,694           $  437,491                  $                $ 1,696,150
                                                                                                         3,380,549
    Gas                                                      163,013               98,017                    776,107            523,958
    Other                                                     52,712                3,293                    154,274             22,411
       Total operating revenues                              935,419              538,801                                     2,242,519
                                                                                                           4,310,930

Operating expenses
    Purchased electricity                                    535,277              238,105                                       853,198
                                                                                                           2,257,809
    Purchased gas                                            104,184               46,184                    499,333            257,319
    Electric generation fuel                                  63,134               29,904                    297,843             89,037
    Residential exchange                                       (10,304)            (9,073)
                                                                                                             (46,773)           (39,957)
    Utility operations & maintenance                          65,414               58,395                    253,443            234,718
    Other operations & maintenance                            41,470                4,045                    124,402             17,628
    Depreciation & amortization                               52,935               49,316                    207,376            185,390
    Conservation amortization                                  1,603                1,380                      6,035              8,185
    FAS-133 unrealized (gain)/loss                                                    ---                                          ---
                                                             (50,000)                                        (23,534)
    Other taxes                                               45,306               43,914                    216,187            189,950
    Federal income taxes                                      14,822               13,512                    131,822            112,565
       Total operating expenses                              863,841              475,682                                     1,908,033
                                                                                                           3,923,943

Operating income                                              71,578               63,119                    386,987            334,486
Other income                                                   1,568                6,878                     (2,697)            18,061
18,061
Income before interest charges                                73,146               69,997                    384,290            352,547
Interest charges                                              48,174               42,628                    184,000            162,239
Net income before cumulative effect of
    accounting change                                         24,972               27,369                    200,290            190,308
FAS-133 transition adjustment loss (net of tax)                  ---                  ---                     14,749                ---
Net Income                                                    24,972               27,369                    185,541            190,308
Less preferred stock dividend accruals                         2,085                2,229                      8,703              9,708
Income for common stock                                   $   22,887           $   25,140                  $ 176,838         $  180,600

Common shares outstanding                                     86,303               85,295                     85,903             84,918

Basic earnings per common share before
    cumulative effect of accounting change                 $    0.27            $    0.29                 $     2.23          $    2.13

Cumulative effect of accounting change                           ---                  ---                                           ---
                                                                                                               (0.17)
Basic earnings per common share                            $    0.27            $    0.29                                     $    2.13
                                                                                                          $     2.06

Diluted earnings per common share before cumulative effect of accounting change
    cumulative effect of accounting change                 $    0.26            $    0.29                 $     2.22          $    2.12

Cumulative effect of accounting change                           ---                  ---                                           ---

                                                                                                               (0.17)
Diluted earnings per common share (3)                      $    0.26            $    0.29                 $     2.05          $    2.12

(1) Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.

(2) Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.

(3) Diluted earning per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY (1) -- UTILITY OPERATING DATA
                                                3 months ended 6/30                         12 months ended 6/30
                                               2001            2000                         2001                2000
Energy sales revenues
($ in thousands)
   Electricity
    Residential                              $ 138,321         $  138,225                  $  601,088        $   607,116
    Commercial                                 128,373            106,645                     524,646            477,913
    Industrial                                 105,439             45,710                     458,399            181,955
    Other (2)                                 (30,113)             11,275                      30,101
                                                                                                                  24,045
     Subtotal, retail sales                    342,020            301,855                   1,614,234          1,291,029
    Sales to other utilities                   377,674            135,636                   1,766,315            405,121
     Total electricity sales                   719,694            437,491                   3,380,549          1,696,150
   Gas
    Residential                                 92,808             54,833                     469,997            315,383
    Commercial                                  52,469             30,592                     238,687            153,444
    Industrial                                  12,602              6,885                      45,575             31,599
    Transportation                               2,597              2,838                      11,422             12,280
    Other                                        2,537              2,869                      10,426             11,252
     Total gas sales                           163,013             98,017                     776,107            523,958
   Total energy sales revenues              $  882,707         $  535,508                 $ 4,156,656       $  2,220,108

Energy sales volumes
   Electricity (in mWh)
    Residential                              2,224,645          2,217,910                   9,734,832          9,714,499
    Commercial                               1,963,621          1,744,088                   7,980,282          7,521,874
    Industrial                                 713,987            942,744                   3,553,456          3,960,782
    Other (2)                                 (226,024)           (35,278)                   (101,694)           320,824
     Subtotal, retail sales                  4,676,229          4,869,464                  21,166,876         21,517,979
    Sales to other utilities                 2,024,045          2,820,296                  13,760,927         11,549,139
     Total mWh                               6,700,274          7,689,760                  34,927,803         33,067,118
   Gas (in 000's of therms)
    Residential                                 87,913             80,125                     513,493            496,785
    Commercial                                  58,856             59,680                     298,865            308,799
    Industrial                                  13,886             14,782                      60,732             71,040
    Transportation                              44,181             49,475                     189,121            218,237
     Total gas volumes                         204,836            204,062                   1,062,211          1,094,861

Customers served (3)
   Electricity
    Residential                                825,223            810,243                     818,536            804,246
    Commercial                                  99,576             99,198                      99,400             97,938
    Industrial                                   4,024              4,112                       4,054              4,174
    Other                                        1,754              1,531                       1,632              1,515
     Total electricity                         930,577            915,084                     923,622            907,873
     customers
   Gas
    Residential                                548,247            531,614                     540,869            521,568
    Commercial                                  46,831             45,535                      46,151             44,943
    Industrial                                   2,836              3,015                       2,903              3,019
    Transportation                                 112                 95                         107                 96
     Total gas customers                       598,026            580,259                     590,030            569,626

   Weather

   Actual heating degree days                    1,034                910                       5,074              4,796
   Normal heating degree days                      925                925                       4,908              4,928

(1) Puget Sound Energy is the electric and gas utility subsidiary of Puget Energy.

(2) Includes change in unbilled revenues, Conservation Trust collection, Encogen non-energy sales, sales of no-core gas supply to generators and the customers’ refunded portion of Centralia gain.

(3) Quarterly data represents average served during June; 12-month data represents average for the 12 months ended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

Date: July 19, 2001

James W. Eldredge

James W. Eldredge

Corporate Secretary and

Chief Accounting Officer